INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-76518 of M/I Schottenstein Homes, Inc. on Form S-8 of our report dated February 27, 1997, except with respect to the last paragraph of Note 2, for which the date is March 15, 1997, incorporated by reference in this Annual Report on Form 10-K of M/I Schottenstein Homes, Inc. for the year ended December 31, 1996.


/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP


Columbus, Ohio
March 28, 1997